Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated 23 March 2013 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in Anheuser-Busch InBev SA/NV’s Annual Report on Form 20-F for the year ended 31 December 2012.

Sint-Stevens-Woluwe, 13 December 2013

PwC Bedrijfsrevisoren BCVBA

Represented by

/s/ Yves Vandenplas

Yves Vandenplas

Bedrijfsrevisor